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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in the current report on Form 8-K/A for PRI Automation, Inc. (the "Company") and to the incorporation by reference in the Company's previously filed Registration Statements on Form S-8, Nos. 33-90702, 33-90726, 33-90732, 333-3408, 333-25217 and 333-41067 of our report dated
November 7, 1997 with respect to the combined financial statements of the Equipe Combined Companies.

                                          /s/ Mohler, Nixon & Williams

                                          Mohler, Nixon & Williams
                                          Accountancy Corporation

Campbell, California
December 12, 1997